EXHIBIT (24.2)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Workforce Systems Corp.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Workforce Systems Corp. (the "Company"), of our report dated October 7, 1997, relating to the financial statements of the Company, appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1997.






                                   /s/ BDO Seidman, LLP
                                   BDO Seidman, LLP
Miami, Florida
October 22, 1997